                                                                    Exhibit 99.1

                                [PROLIANCE LOGO]

                                              FOR: PROLIANCE INTERNATIONAL, INC.

                                              Contact:
                                              Richard A. Wisot
                                              Chief Financial Officer
                                              (203) 859-3552

FOR IMMEDIATE RELEASE

                                              FD
                                              Investor Contact: Eric Boyriven,
                                              Alexandra Tramont
                                              (212) 850-5600

        PROLIANCE INTERNATIONAL, INC. REPORTS 2007 FIRST QUARTER RESULTS

NEW HAVEN, CONNECTICUT, May 14, 2007 - Proliance International, Inc. (AMEX: PLI)
today announced results for the first quarter ended March 31, 2007.

Net sales in the first quarter of 2007 were $91.9 million, compared to $91.3 million in the first quarter of 2006. The sales increase was primarily attributable to growth in the Company's European operations. The Company reported a net loss for the first quarter of 2007 of $6.3 million, or $0.42 per basic and diluted share, compared to a net loss of $5.1 million, or $0.33 per basic and diluted share in the first quarter of 2006.

Charles E. Johnson, President and CEO of Proliance stated, "The seasonally weak first quarter came in much as expected, as higher cost inventory continued to work its way through to the market, and we continued to experience mild weather conditions accompanied by lower driving activity by consumers, attributable to high fuel costs. Our results in the quarter reflect higher commodity costs, changes to our heat exchange sales mix as we experience higher sales to wholesale customers and relatively less to our direct customers and a continued
highly competitive marketplace. At the same time, we continued to make improvements to our business in the quarter including a reduction of inventory and further implementation of cost reduction and branch alignment initiatives to effectively adapt to the trends we are seeing in the market."

From an operating perspective, Proliance's 2007 first quarter performance reflects the following:

     o    The Company continued to lower inventory levels during the quarter while maintaining high service levels with its customers. Inventories at March 31, 2007 were $113.7 million versus $118.9 million at
          December 31, 2006, a decrease of $5.2 million. The reduction in the current quarter reflects success in the Company's efforts to add speed and supply flexibility to better manage inventory levels. Inventory reduction remains a key goal for 2007, and the Company is currently targeting year-end 2007 inventory levels below year-end 2006 levels.

     o    Domestic segment heat exchange product unit volumes were slightly stronger in the first quarter, despite the decline in miles driven for the first two months of 2007 versus 2006 levels. However, as noted
          above, the shift in sales mix towards wholesale customers and away from the Company's direct customers translated into lower average selling prices and lower overall average margins for certain domestic heat exchange products. As has been noted in prior communications, the
          Company has taken action to better align its branch system with market needs as a result of this change in mix. Domestic temperature control product sales were lower than year-ago levels, reflecting higher preseason orders in 2006 from several of its major customers and generally mild weather conditions. Softer market conditions also led to lower domestic heavy duty product sales in the first quarter of
          2007. International segment sales increased in the quarter, primarily as a result of higher marine and heat exchange sales in Europe, as well as increased foreign translation rates.

     o    As noted, the impact of higher commodity prices, low production rates and the shift in the customer mix of sales away from direct customers and toward wholesale customers were reflected in lower gross margins for the quarter. For the first quarter of 2007, consolidated gross margin was $17.4 million, or 18.9% of net sales, versus a consolidated gross margin of $20.9 million or 22.9% of net sales, in the same period in 2006. Copper and aluminum market costs are up more than 70%
          and 30%, respectively, over their levels of a year ago. The decrease in gross margin was partially offset by cost reduction initiatives completed in 2006. The Company has continued to undertake initiatives to reduce product costs and implement price actions wherever possible.
          The Company has also initiated programs to reduce product costs through product design improvements, reductions of direct
          manufacturing costs and overhead, as well as alternative approaches to sourcing, which will begin to have impact throughout the remainder of
          2007.

     o    Selling, general and administrative expenses totaled $20.6 million, or
          22.4% of net sales, in the 2007 first quarter, compared to $22.9 million, or 25.1% of net sales, in the same period in 2006. The decrease in expenses primarily reflects the lower administrative spending as a result of cost reduction actions implemented in 2006, including the elimination of the Racine administrative office and the consolidation of these functions into the Company's New Haven corporate office. Branch expenses for the quarter were also lower due to the impact of the branch realignment program initiated during the third quarter of 2006 to better align the Company's go-to-market strategy with customer needs. The Company reported a $0.3 million of restructuring costs for the first quarter of 2007, primarily associated with changes to the Company's branch operating structure.
          These changes resulted in the reduction of branch and agency locations from 94 at the end of the 2006 fourth quarter to 90 at the end of the
          2007 first quarter and the establishment of supply agreements with distribution partners in certain areas. These activities are part of the previously announced $2 - $3 million of new restructuring initiatives in 2007. In addition, as previously disclosed, during the second quarter of 2007, the Company will continue to take actions to reduce costs, including manufacturing and administrative staff reductions and the closure of five additional branch locations, which will result in additional restructuring costs of about $1.1 million.
          This will further improve our year-over-year overhead comparisons.

Mr. Johnson concluded, "As we enter the beginning of our peak selling season and ramp up our plants to meet our increased seasonal demand, we will begin to see the favorable impact of our cost-reduction

initiatives as we sell off higher cost product. This will become increasingly apparent in our results for the third quarter and fourth quarter in year-over-year comparisons. We continue to anticipate improved profitability over 2006 levels for the 2007 fiscal year and remain committed to our goal of achieving profitability for the full year. Although our sales levels were essentially flat for the first quarter, we expect sales to grow overall in 2007.
At the same time, we will continue our efforts to improve our products and customer service, our 'go-to-market' distribution system, our inventory turns and further improve our overhead structure."

PROLIANCE INTERNATIONAL, INC. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.'s Strategic Corporate Values Are:

     o    Being An Exemplary Corporate Citizen

     o    Employing Exceptional People

     o    Dedication To World-Class Quality Standards

     o    Market Leadership Through Superior Customer Service

     o    Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual
Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of
Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                 -TABLES FOLLOW-

                          PROLIANCE INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                       THREE MONTHS
                                                      ENDED MARCH 31,
                                                     -----------------
                                                       2007      2006
                                                     -------   -------
                                                        (unaudited)

Net sales                                            $91,938   $91,336
Cost of sales                                         74,580    70,388
                                                     -------   -------
Gross margin                                          17,358    20,948
Selling, general and administrative expenses          20,589    22,932
Restructuring charges                                    275       520
                                                     -------   -------
Operating loss from operations                        (3,506)   (2,504)
Interest expense                                       2,681     2,253
                                                     -------   -------
Loss from  operations before taxes                    (6,187)   (4,757)
Income tax provision                                     145       302
                                                     -------   -------
Net loss                                             $(6,332)  $(5,059)
                                                     =======   =======

Basic and diluted net loss per share:                $ (0.42)  $ (0.33)
                                                     =======   =======

Weighted average common shares - basic and diluted    15,259    15,256
                                                     =======   =======

                                  Table 1 of 3

                          PROLIANCE INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                               MARCH 31, 2007  DECEMBER 31, 2006
                                               --------------  -----------------
                                                (unaudited)
Cash and cash equivalents                         $  4,583          $  3,135
Accounts receivable, net                            57,684            58,209
Inventories, net                                   113,712           118,912
Other current assets                                 7,742             7,498
Net property, plant and equipment                   22,819            23,876
Other assets                                        13,249            12,732
                                                  --------          --------
   Total assets                                   $219,789          $224,362
                                                  ========          ========

Accounts payable                                  $ 55,283          $ 58,114
Accrued liabilities                                 26,739            28,355
Total debt                                          62,721            55,202
Other long-term liabilities                          7,043             8,218
Stockholders' equity                                68,003            74,473
                                                  --------          --------
   Total liabilities and stockholders' equity     $219,789          $224,362
                                                  ========          ========

                                  Table 2 of 3

                          PROLIANCE INTERNATIONAL, INC.
                            SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                                         ENDED MARCH 31,
                                                        -----------------
                                                          2007      2006
                                                        -------   -------
                                                           (unaudited)
SEGMENT DATA:
Net sales:
Domestic                                                $69,041   $72,516
International                                            22,897    18,820
                                                        -------   -------
      Total net sales                                   $91,938   $91,336
                                                        =======   =======

Operating (loss) income from operations:
Domestic                                                $  (347)  $   381
Restructuring charges                                      (260)     (478)
                                                        -------   -------
   Domestic total                                          (607)      (97)
                                                        -------   -------
International                                              (108)      497
Restructuring charges                                       (15)      (42)
                                                        -------   -------
   International total                                     (123)      455
                                                        -------   -------
Corporate expenses                                       (2,776)   (2,862)
                                                        -------   -------
      Total operating loss from continuing operations   $(3,506)  $(2,504)
                                                        =======   =======

CAPITAL EXPENDITURES, NET                               $   330   $ 1,431
                                                        =======   =======

                                  Table 3 of 3

                                       END